SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 13, 2014 (January 8, 2014)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Due to our appointment of a permanent President and Chief Executive Officer, as described below, James P. Evans, who has been serving as our Interim President and Chief Executive Officer since August 12, 2013, will step down from that position on January 26, 2014. Mr. Evans will continue to serve on our board of directors.

(c) On January 8, 2014, our board of directors appointed Gregory T. Mount to serve as our President and Chief Executive Officer, effective as of January 27, 2014. Mr. Mount has over 25 years of leadership experience with global hospitality chains and independent hotel management companies. From November 2009 to the present, he has served as president of Richfield Hospitality, Inc., a hotel management company based in Denver, Colorado. From January 2007 to November 2009, he served as a senior vice president of acquisitions at Sage Hospitality Resources, LLC, a hotel management, investment and development company. From 1998 to 2006, Mr. Mount held various senior development and operations positions with Starwood Hotels & Resorts Worldwide, Inc. From 1990 to 1998, he served in several management positions at Interstate Hotels & Resorts, Inc. From 1982 to 1990, he worked in various operational roles at Marriott International, Inc. We have agreed to consider appointing Mr. Mount to our board of directors prior to the end of the current calendar year.

(e)(1) On January 9, 2014, we entered into a letter agreement with Mr. Mount under which he is entitled to an annual salary of $325,000 and a grant of two tranches of restricted stock units (RSUs) under our 2006 Stock Incentive Plan having a value of $271,250. The RSUs will be granted on January 27, 2014 based on the closing price of our common stock on that date. The first tranche of RSUs will have a value of $60,000 and will vest in full on the first anniversary of the date of grant. The second tranche will have a value of $211,250 and will vest in equal increments on the first four anniversaries of the date of grant. RSUs scheduled to vest on a particular date will not vest unless Mr. Mount is still employed with us at that time.

Mr. Mount will also be entitled to participate in our Variable Pay Plan (“VPP”) with a target bonus equal to 50% of his base salary. Mr. Mount will receive a signing bonus of $40,000 with his first regular payroll check, which he must reimburse in full if he voluntarily terminates his appointment prior to January 27, 2015.

Under the letter agreement, we have also agreed to pay for or reimburse the following relocation expenses:

•	marketing and closing costs for the sale of Mr. Mount’s home in Colorado;

•	certain costs for packing, moving and unpacking ordinary household goods and two cars;

•	temporary housing in Spokane, Washington for up to 90 days;

•	two trips to Spokane, Washington for him and his family to review housing and school alternatives;

•	closing costs for purchase of a new home in Spokane, Washington within 12 months of the effective date of his hire; and

•	up to $5,000 of additional relocation expenses, grossed up by 35% to the extent that such expenses are not deductible for federal income tax purposes.

If Mr. Mount is terminated for cause or leaves our company voluntarily within two years following the effective date of his hire, he will be required to reimburse a pro rata portion of any relocation expenses that we have paid for or reimbursed.

If we terminate Mr. Mount’s employment without cause prior to the second anniversary of the effective date of his hire, we will make a lump-sum severance payment to him equal to one-half of his base annual salary for the year in which the termination occurs. If we terminate his employment without cause after the second anniversary of the effective date of his hire, we will make a lump-sum severance payment to him equal to his base annual salary for the year in which the termination occurs.

If there is a constructive termination of Mr. Mount’s employment without cause within twelve months after a change of control, then:

•	we will make a lump-sum severance payment to him equal to his base annual salary for the year in which the termination occurs;

•	we will accelerate vesting on any portion of any equity grant previously made to Mr. Mount under our 2006 Stock Incentive Plan, or any successor plan, that would otherwise have vested after the date of the termination; and

•	all restrictions on restricted stock issued to Mr. Mount will terminate, and any restricted stock awarded but not yet issued to him will be promptly issued.

The term “cause” means (i) Mr. Mount’s willful and intentional failure or refusal to perform or observe any of his material duties, responsibilities or obligations, if such breach is not cured within 30 days after we give him notice of the breach, which notice shall state that such conduct shall, without cure, constitute cause; (ii) any willful and intentional act by Mr. Mount involving fraud, theft, embezzlement or dishonesty affecting our company; or (iii) Mr. Mount’s conviction of (or a plea of novo contendere to) an offense that is a felony in the jurisdiction involved.

The term “change of control” means the occurrence of any one of the following events: any merger or consolidation involving the acquisition of 50% or more of the combined voting power of our outstanding securities by an investor group, adoption of a sale or liquidation plan of substantially all of our assets, or other similar transaction or series of transactions involving our company, or the acquisition of 50% or more of the combined voting power of our outstanding securities by an investor group.

A “constructive termination” will be deemed to occur if (A) without Mr. Mount’s consent, (i) there is a significant reduction in his overall scope of duties, authorities and responsibilities (it being understood that a new position within a larger combined company is not a constructive termination if it is in the same area of operations and involves similar scope of management responsibility notwithstanding that Mr. Mount may not retain as senior a position overall within the larger combined company as his prior position within our company), (ii) Mr. Mount is required to relocate his place of employment, other than a relocation within 40 miles of Spokane, Washington, or (iii) there is a reduction of more than 20% of Mr. Mount’s base salary or target bonus (other than any such reduction consistent with a general reduction of pay across our company’s or its successor’s executive staff as a group, as an economic or strategic measure due to poor financial performance by our company) and (B) within the thirty (30) day period immediately following such material adverse change or reduction, Mr. Mount elects to terminate his employment voluntarily.

A copy of the January 13, 2014 press release announcing the appointment of Mr. Mount is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated January 13, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: January 13, 2014	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President, General Counsel and Secretary